UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 10, 2009

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Appointment of Certain Officers

(1)           On March 10, 2010, the Board of Directors, (Board) of Hibbett Sports, Inc. (Company) promoted Michael J. Newsome to Executive Chairman of the Board and Jeffry O. Rosenthal to Chief Executive Officer and President of the Company to be effective March 15, 2010.

(2)           Mr. Newsome has been employed by the Company in various capacities for over 40 years and served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  Mr Rosenthal, age 52,  joined the Company in August 1998 as Vice President of Merchandising and was named the Company’s President and Chief Operating Officer in February 2009.

There are no transactions between the Company and either Mr. Newsome or Mr. Rosenthal that would be reportable under Item 404(a) of the SEC’s Regulation S-K (Certain Relationships and Related Transactions).

A copy of the Company’s related press release is attached hereto as Exhibit 99.1.

(e)           Executive Compensation

On March 10, 2010, the Compensation Committee (Committee) of the Board of the Company approved the annual base salaries (effective January 31, 2010) of the Company’s Named Executive Officers for Fiscal 2011.  The following table sets forth the annual base salary level of the Company’s Named Executive Officers (NEOs) (which officers were determined by reference to the Company’s proxy statement, dated April 27, 2009 for Fiscal 2010) and those determined to be NEOs for Fiscal 2011:

		Base Salary
Name	Position	Fiscal 2010	Fiscal 2011
Michael J. Newsome (1)	Executive Chairman of the Board	$541,000	$400,000
Rebecca A. Jones (2)	Senior Vice President of Merchandising	265,000	310,000
Cathy E. Pryor	Senior Vice President of Operations	270,000	323,000
Jeffry O. Rosenthal (3)	Chief Executive Officer and President	325,000	400,000
Gary A. Smith	Senior Vice President and Chief Financial Officer	286,000	340,000

(1)	Served as CEO and Chairman of the Board through March 15, 2010. Appointed Executive Chairman of the Board effective March 15, 2010.
(2)	Hired by the Company in August 2009.
(3)	Served as President and Chief Operating Officer through March 15, 2010. Appointed to CEO and President effective March 15, 2010.

Also, on March 10, 2010, the Committee authorized the payment of annual incentive (i.e. bonus) awards to each of the Company’s NEOs in respect to the year ended January 30, 2010 (Fiscal 2010).  Consistent with past practice, the payment of the awards is made upon the Company achieving defined company financial goals and specified personal goals, if applicable.  At the same time, the Committee established the target bonuses and performance goals for the Fiscal 2011 annual incentive awards.  These target bonuses will be based solely on the Company’s financial performance during Fiscal 2011.  Both fiscal year annual incentive bonuses were established subject to the Amended 2006 Executive Officer Cash Bonus Plan adopted previously by the Company’s stockholders.  The following table sets forth cash payments to the NEOs in respect to their annual incentive awards for Fiscal 2010 and the incentive bonus target amounts for Fiscal 2011 which may be less or more than the targeted amount:

		Annual Incentive Award
Name	Position	Fiscal 2010	Fiscal 2011
Michael J. Newsome	Executive Chairman of the Board	$595,100	$400,000
Rebecca A. Jones (1)	Senior Vice President of Merchandising	99,375	186,000
Cathy E. Pryor	Senior Vice President of Operations	237,600	193,800
Jeffry O. Rosenthal	Chief Executive Officer and President	321,750	280,000
Gary A. Smith	Senior Vice President and Chief Financial Officer	251,680	204,000

(1)	Ms. Jones' bonus was earned based upon the Company’s agreement with her upon hiring and was not contingent upon Company performance as were the other NEOs.

Equity awards will be granted as of March 17, 2010 pursuant to the Company’s Statement of Employee Equity Grant Practices.  These awards were granted under the Amended 2005 Equity Incentive Plan.  The restricted stock units were awarded in two parts:  (1) half the award will cliff vest in five years, subject to a one year perofrmance period based on return on invested capital (ROIC); (2) half the award will cliff vest in three years, subject to a three year performance period based on cumulative earnings before income taxes.  The following table sets forth the target restricted stock units to be awarded to each NEO for Fiscal 2011 upon achievement of specified performance criteria which may be less or more than the targeted amount:

		Restricted
Name	Position	Stock Units
Michael J. Newsome	Executive Chairman of the Board	24,800
Rebecca A. Jones	Senior Vice President of Merchandising	10,500
Cathy E. Pryor	Senior Vice President of Operations	10,900
Jeffry O. Rosenthal	Chief Executive Officer and President	15,800
Gary A. Smith	Senior Vice President and Chief Financial Officer	11,500

The Company intends to provide additional information regarding the compensation awarded, including equity awards, to the NEOs in respect to and during the year ended January 30, 2010, in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders.

Item 7.01.  Regulation FD Disclosures.

The information included in Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be cinorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 5.02(c) and shall not be deemed to be “filed.”

Exhibit No.	Description

99.1	Press Release dated March 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Senior Vice President and Chief Financial Officer

March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 10, 2010